News Release
Investor Contact: Jeffrey Geyer, Jeffrey.Geyer@molinahealthcare.com, 305-317-3012
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-542-1845

Molina Healthcare Reports Second Quarter 2026 Financial Results
Increases Full Year 2026 Earnings Guidance
Long Beach, Calif., July 22, 2026 – Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today reported second quarter 2026 GAAP income per diluted share of $1.19 and adjusted income per diluted share of $1.51. Financial results are summarized below:

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025

(In millions, except per-share results)
Premium Revenue	$10,244	$10,868	$20,416	$21,496
Total Revenue	$10,874	$11,427	$21,670	$22,574

GAAP:
Net Income	$60	$255	$74	$553
EPS – Diluted	$1.19	$4.75	$1.46	$10.19
Medical Care Ratio (MCR)	92.2%	90.4%	91.6%	89.8%
G&A Ratio	6.7%	6.2%	6.9%	6.6%
Pre-tax Margin	0.8%	2.8%	0.6%	3.2%

Adjusted:
Net Income	$77	$294	$197	$627
EPS – Diluted	$1.51	$5.48	$3.86	$11.56
G&A Ratio	6.5%	6.1%	6.7%	6.4%
Pre-tax Margin	1.0%	3.3%	1.3%	3.6%

See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Quarter Highlights
•As of June 30, 2026, the Company served approximately 4.9 million members.
•Premium revenue was approximately $10.2 billion for the second quarter of 2026.
•Second quarter 2026 GAAP income per diluted share was $1.19 and adjusted income per diluted share was $1.51.
•The Company increased its full year 2026 adjusted earnings guidance by $0.25 to at least $5.25 per diluted share.

“Our second quarter results and full year guidance reflect solid performance in our Medicaid and Medicare segments,” said Joseph Zubretsky, President and Chief Executive Officer. “The imbalance between Medicaid rates and medical cost trend appears to have stabilized and is well positioned to be corrected with future rate increases. This reinforces our belief that 2026 is the trough year for Medicaid pretax margins. We remain confident in our disciplined approach to medical cost management and believe the premium and EPS building blocks position us well for profitable growth in 2027.”

-MORE-

Molina Healthcare, Inc. Reports Second Quarter 2026 Financial Results

July 22, 2026

Premium Revenue
Premium revenue was approximately $10.2 billion for the second quarter of 2026, a decrease of 6% year over year. The lower premium revenue reflects the impact of lower membership, partially offset by rate updates.

Net Income
GAAP net income for the second quarter of 2026 was $60 million, or $1.19 per diluted share, a decrease of 76% year over year. Adjusted net income for the second quarter of 2026 was $77 million, or $1.51 per diluted share, a decrease of 74% year over year. The decrease is attributed mainly to the lower premium revenues and increase in MCR.

Medical Care Ratio (MCR)
•The consolidated MCR for the second quarter of 2026 was 92.2%.
•The Medicaid MCR for the second quarter of 2026 was 92.7% and in line with the Company’s expectation, reflecting rate updates and stable medical cost trend.
•The Medicare MCR for the second quarter of 2026 was 90.7% and better than the Company’s expectation, reflecting lower medical cost trend and pricing implemented for 2026.
•The Marketplace MCR for the second quarter of 2026 was 88.9% and higher than the Company’s expectations, reflecting prior year risk adjustment and program integrity initiatives and the impact of current year unfavorable member acuity mix.

General and Administrative Expense Ratio
The G&A ratio and the adjusted G&A ratio for the second quarter of 2026 were 6.7% and 6.5%, respectively, reflecting continued operating discipline.

Balance Sheet
Cash and investments at the parent company were approximately $290 million as of June 30, 2026, compared to $223 million as of December 31, 2025.
Days in claims payable at June 30, 2026, was 44.

Cash Flow
Operating cash flow for the six months ended June 30, 2026, was $788 million, compared to an outflow of $112 million for the six months ended June 30, 2025. The increase compared to the prior year was driven mainly by the timing of government receivables and payables.

2026 Guidance
Premium revenue guidance for the full year is unchanged at approximately $42 billion.
The Company increased its full year 2026 GAAP earnings to at least $2.15 per diluted share and its full year 2026 adjusted earnings to at least $5.25 per diluted share. The increase to earnings guidance reflects first half performance in Medicaid. Based on developing medical cost trends, a $1.50 increase in earnings per share in Medicare is offset by a $1.50 decrease related to Marketplace. Excluding the downward revision in the Marketplace guidance, the full year guidance would have increased to $6.75 per share.
Full year guidance includes a loss of $1.50 per share due to the implementation of the new Florida Medicaid contract in the fourth quarter of 2026 and a loss of $1.00 per share due to performance of the traditional MAPD product, which the Company previously announced it will exit for 2027.
-MORE-

Molina Healthcare, Inc. Reports Second Quarter 2026 Financial Results

July 22, 2026

Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s second quarter ended June 30, 2026 results, at 8:00 a.m. Eastern Time on Thursday, July 23, 2026. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 8631129. A telephonic replay of the conference call will be available through Thursday, July 30, 2026, by dialing (855) 669-9658 and entering confirmation number 6469068. A live audio broadcast of this conference call will be available on Molina Healthcare’s investor relations website, investors.molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release and the Company’s accompanying oral remarks contain forward-looking statements. The Company intends such forward-looking statements to be covered under the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations of future events based on certain assumptions, and all statements other than statements of historical fact contained in this earnings release and the Company’s accompanying oral remarks may be forward-looking statements. In some cases, you can identify forward-looking statements by words such as “guidance,” “future,” “anticipates,” “assumes,” “believes,” “embedded,” “estimates,” “expects,” “growth,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” or the negative of these terms or other similar expressions. Forward-looking statements contained in this earnings release include, but are not limited to, statements regarding the Company’s 2026 guidance and long-term performance outlook, trends with respect to rates, pretax margins, utilization, and medical costs, including the timing thereof and the anticipated impact on the Company’s business, and our management’s plans and objectives for future operations and business strategy.
Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2025, which is on file with the U.S. Securities and Exchange Commission (the “SEC”), and in the Company’s other filings with the SEC, including its Quarterly Report on Form 10-Q for the period ended March 31, 2026 filed with the SEC and Quarterly Report on Form 10-Q for the period ended June 30, 2026, to be filed with the SEC.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of July 22, 2026, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.
-MORE-

Molina Healthcare, Inc. Reports Second Quarter 2026 Financial Results

July 22, 2026
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

	(In millions, except per-share amounts)
Revenue:
Premium revenue	$10,244	$10,868	$20,416	$21,496
Premium tax revenue	505	431	1,009	819
Investment income	101	106	199	214
Other revenue	24	22	46	45
Total revenue	10,874	11,427	21,670	22,574
Operating expenses:
Medical care costs	9,440	9,829	18,710	19,308
General and administrative expenses	724	711	1,503	1,485
Premium tax expenses	505	431	1,009	819
Depreciation and amortization	40	58	79	106
Impairment	—	—	93	—
Other	20	25	48	50
Total operating expenses	10,729	11,054	21,442	21,768
Operating income	145	373	228	806
Interest expense	54	48	108	91
Income before income tax expense	91	325	120	715
Income tax expense	31	70	46	162
Net income	$60	$255	$74	$553

Net income per share – Diluted	$1.19	$4.75	$1.46	$10.19

Diluted weighted average shares outstanding	51.3	53.7	51.2	54.3

-MORE-

Molina Healthcare, Inc. Reports Second Quarter 2026 Financial Results

July 22, 2026
MOLINA HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2026	2025
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$4,985	$4,248
Investments	3,930	4,008
Receivables	3,485	3,533
Prepaid expenses and other current assets	528	655
Total current assets	12,928	12,444
Property, equipment, and capitalized software, net	311	301
Goodwill and intangible assets, net	2,082	2,195
Restricted investments	313	299
Deferred income taxes, net	229	178
Other assets	140	147
Total assets	$16,003	$15,564

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$4,841	$4,887
Amounts due government agencies	1,651	1,326
Accounts payable, accrued liabilities and other	1,139	1,093
Deferred revenue	69	66
Total current liabilities	7,700	7,372
Long-term debt	3,769	3,766
Finance lease liabilities	184	184
Other long-term liabilities	179	173
Total liabilities	11,832	11,495
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 52 million shares at June 30, 2026, and 51 million at December 31, 2025	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	511	452
Accumulated other comprehensive (loss) income	(16)	15
Retained earnings	3,676	3,602
Total stockholders’ equity	4,171	4,069
Total liabilities and stockholders’ equity	$16,003	$15,564

-MORE-

Molina Healthcare, Inc. Reports Second Quarter 2026 Financial Results

July 22, 2026
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2026	2025

	(In millions)
Operating activities:
Net income	$74	$553
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	79	106
Deferred income taxes	(41)	22
Share-based compensation	59	30
Impairment	93	—
Other, net	(2)	—
Changes in operating assets and liabilities:
Receivables	48	(466)
Prepaid expenses and other current assets	9	10
Medical claims and benefits payable	(46)	(50)
Amounts due government agencies	325	(81)
Accounts payable, accrued liabilities and other	66	(301)
Deferred revenue	3	(59)
Income taxes	121	124
Net cash provided by (used in) operating activities	788	(112)
Investing activities:
Purchases of investments	(626)	(421)
Proceeds from sales and maturities of investments	672	717
Purchases of property, equipment, and capitalized software	(57)	(64)
Net cash paid in business combinations	—	(245)
Other, net	(8)	18
Net cash (used in) provided by investing activities	(19)	5
Financing activities:
Proceeds from borrowings under credit facility and term loans	—	650
Common stock purchases	—	(500)
Repayment of credit facility and term loans	—	(200)
Common stock withheld to settle employee tax obligations	(14)	(36)
Other, net	(10)	44
Net cash used in financing activities	(24)	(42)
Net increase (decrease) in cash, cash equivalents, and restricted cash and cash equivalents	745	(149)
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	4,348	4,741
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$5,093	$4,592

-MORE-

Molina Healthcare, Inc. Reports Second Quarter 2026 Financial Results

July 22, 2026
MOLINA HEALTHCARE, INC.
UNAUDITED SEGMENT DATA
(Dollars in millions)

	June 30,	December 31,	June 30,
	2026	2025	2025
Ending Membership by Segment:
Medicaid	4,418,000	4,568,000	4,774,000
Medicare	224,000	262,000	267,000
Marketplace	283,000	655,000	690,000
Other	1,000	6,000	15,000
Total	4,926,000	5,491,000	5,746,000

	Three Months Ended June 30,
	2026			2025
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$8,049	$585	92.7%	$8,029	$697	91.3%
Medicare	1,565	146	90.7	1,608	161	90.0
Marketplace	628	69	88.9	1,200	175	85.4
Other (2)	2	4	NM	31	6	NM
Consolidated	$10,244	$804	92.2%	$10,868	$1,039	90.4%

	Six Months Ended June 30,
	2026			2025
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$15,976	$1,216	92.4%	$16,159	$1,488	90.8%
Medicare	3,082	300	90.3	3,076	333	89.2
Marketplace	1,352	185	86.3	2,204	358	83.7
Other (2)	6	5	NM	57	9	NM
Consolidated	$20,416	$1,706	91.6%	$21,496	$2,188	89.8%

(1)The MCR represents medical costs as a percentage of premium revenue.
(2) The Other MCRs are not meaningful.

-MORE-

Molina Healthcare, Inc. Reports Second Quarter 2026 Financial Results

July 22, 2026
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liabilities include additional reserves to account for moderately adverse conditions based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior year” represent the amounts by which the original estimates of claims and benefits payable at the beginning of the year were more than the actual liabilities based on information (principally the payment of claims) developed since those liabilities were first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Six Months Ended
	June 30,
	2026	2025

	Unaudited
Medical claims and benefits payable, beginning balance	$4,887	$4,640
Components of medical care costs related to:
Current year	18,995	19,509
Prior year	(285)	(201)
Total medical care costs	18,710	19,308
Payments for medical care costs related to:
Current year	15,062	15,700
Prior year	3,918	3,918
Total paid	18,980	19,618
Acquired balances, net of post-acquisition adjustments	—	295
Change in non-risk and other payables	224	260
Medical claims and benefits payable, ending balance	$4,841	$4,885

Days in Claims Payable (1)	44	43

__________________
(1)The Company calculates Days in Claims Payable using claims incurred but not paid, or IBNP, and other fee-for-service payables included in medical claims and benefits payable, and quarterly fee-for-service related costs included in medical care costs within the Company’s consolidated financial statements.

-MORE-

Molina Healthcare, Inc. Reports Second Quarter 2026 Financial Results

July 22, 2026
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)

The Company believes that certain non-GAAP (generally accepted accounting principles) financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. The non-GAAP financial measures are also used internally to enable management to assess the Company’s performance consistently over time. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, impairments, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted G&A Ratio represents the GAAP G&A ratio, recognizing adjustments.
Adjusted net income represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.
Adjusted net income per diluted share represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.
Adjusted pre-tax margin represents adjusted income before income tax expense, divided by total revenue.

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
GAAP Net income	$60	$1.19	$255	$4.75	$74	$1.46	$553	$10.19
Adjustments:
Amortization of intangible assets	$9	$0.18	$32	$0.60	$19	$0.38	$53	$0.99
Acquisition-related expenses (1)	12	0.23	19	0.37	33	0.64	42	0.78
Impairment (2)	—	—	—	—	93	1.82	—	—
Other (3)	—	—	—	—	21	0.41	2	0.03
Subtotal, adjustments	21	0.41	51	0.97	166	3.25	97	1.80
Income tax effect	(4)	(0.09)	(12)	(0.24)	(43)	(0.85)	(23)	(0.43)
Adjustments, net of tax	17	0.32	39	0.73	123	2.40	74	1.37
Adjusted net income	$77	$1.51	$294	$5.48	$197	$3.86	$627	$11.56

__________________
(1)Reflects non-recurring costs associated with acquisitions, including various transaction and certain integration costs.
(2)This impairment charge results from the Company’s decision to exit the Medicare Advantage Prescription Drug product for 2027 as that product does not align with the Company’s strategic shift to focus exclusively on dual eligible members in Medicare.
(3)The six months ended June 30, 2026 primarily includes non-recurring termination benefits, and the six months ended June 30, 2025 includes non-recurring litigation costs.
-MORE-

Molina Healthcare, Inc. Reports Second Quarter 2026 Financial Results

July 22, 2026
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES (CONTINUED)
2026 GUIDANCE

	Amount	Per Diluted Share (2)
GAAP Net income	$110	$2.15
Adjustments:
Acquisition-related expenses	64	1.24
Amortization of intangible assets	36	0.71
Impairment	93	1.83
Other	21	0.41
Subtotal, adjustments	214	4.19
Income tax effect (1)	(56)	(1.09)
Adjustments, net of tax	158	3.10
Adjusted net income	$268	$5.25

__________________
(1)Income tax effect calculated at the statutory tax rate of approximately 26.0%.
(2)Computations assume approximately 51.1 million diluted weighted average shares outstanding.

-END-